UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2012

Horsehead Holding Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-33658	20-0447377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4955 Steubenville Pike, Suite 405

Pittsburgh, Pennsylvania 15205

(Address of principal executive offices, including zip code)

724-774-1020

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Indenture

On July 26, 2012, Horsehead Holding Corp. (the “Company”) completed the private sale of $175.0 million aggregate principal amount of the Company’s 10.50% Senior Secured Notes due 2017 (the “Notes”), at an issue price of 98.188% of par, with a yield to maturity of 11.000%. The Notes and the related guarantees were offered and sold only to qualified institutional buyers in an unregistered offering pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act.

The Company intends to use a portion of the proceeds from the Notes, together with cash on hand, to pay for the completion of the construction of the Company’s new zinc facility in Rutherford County, North Carolina (the “new zinc facility”), and the remainder for general corporate purposes, including working capital needs, investment in other business initiatives and other capital expenditures.

The Notes were issued pursuant to an indenture, dated as of July 26, 2012 (the “Indenture”), among the Company, the subsidiary guarantors party thereto (the “Guarantors”) and U.S. Bank National Association, as trustee and as collateral agent. The Notes will pay interest at a rate of 10.50% per annum, payable in cash semi-annually, in arrears, on June 1 and December 1 of each year, beginning on December 1, 2012. The Notes mature on June 1, 2017.

The Notes are fully and unconditionally guaranteed, on a senior secured basis, by the Company’s existing and future domestic restricted subsidiaries, other than certain excluded subsidiaries.

The Notes and the related guarantees are secured by a first-priority lien on all of the Company’s and the Guarantors’ existing and future property and assets, whether real, personal or mixed (other than certain excluded assets), subject to certain permitted liens; provided that the lien on the accounts receivable, inventory, certain deposit accounts, cash and certain other assets and, in each case, the proceeds thereof, of Horsehead Corporation, the Company’s principal operating subsidiary (“Horsehead”), and the guarantors under Horsehead’s revolving credit facility (as amended by the First Amendment (as defined herein), the “ABL Facility”) will be a second-priority lien.

The Notes are the Company’s and the Guarantors’ senior secured obligations. The Notes and the guarantees rank equal in right of payment with any of the Company’s and the Guarantors’ senior indebtedness, including indebtedness under the Company’s 3.80% Convertible Notes due 2017 (the “Convertible Notes”) and the ABL Facility. The Notes and the guarantees rank senior in right of payment to any of the Company’s and the Guarantors’ future indebtedness that is expressly subordinated to the Notes or guarantees. The Notes and the guarantees are effectively senior to any of the Company’s or the Guarantors’ unsecured indebtedness, including the Convertible Notes, to the extent of the value of the collateral securing the Notes. With respect to the collateral securing the Notes, the Notes and the guarantees are effectively junior to the Company’s and the Guarantors’ obligations under the ABL Facility, to the extent of the value of the collateral securing the ABL Facility on a first-lien basis, and effectively senior to the Company’s and the Guarantors’ obligations under the ABL Facility, to the extent of the value of the collateral securing the ABL Facility on a second-lien basis.

So long as the new zinc facility is operating and is fully operational (as determined in good faith by the Company’s board of directors) on or before April 1, 2014, the Company may redeem some or all of the Notes on or after June 1, 2015 at the redemption prices set forth in the Indenture plus accrued and unpaid interest, if any, to the date of redemption. If the new zinc facility is not operating and fully operational (as determined in good faith by the Company’s board of directors) on or before April 1, 2014, the Company may redeem some or all of the Notes, on or after June 1, 2016 at a redemption price equal to 105.25%, plus accrued and unpaid interest, if any, to the date of redemption. Prior to June 1, 2015, the Company may redeem up to 35.0% of the aggregate principal amount of the Notes at a redemption price equal to 110.50%, plus accrued and unpaid interest, if any, to the date of redemption, with the net cash proceeds of certain equity offerings. In addition, so long as the new zinc facility is operating and is fully operational (as determined in good faith by the Company’s board of directors) on or before April 1, 2014, the Company may, at its option, redeem some or all of the Notes prior to June 1, 2015, by paying a make-whole premium, plus accrued and unpaid interest, if any, to the date of redemption. If the new zinc facility is not operating and fully operational (as determined in good faith by the Company’s board of directors) on or before April 1, 2014, the Company may, at its option, redeem some or all of the Notes prior to June 1, 2016, by paying a make-whole premium, plus accrued and unpaid interest, if any, to the date of redemption.

The Indenture contains covenants that limit the Company’s ability and the ability of its restricted subsidiaries to, among other things: (i) incur additional indebtedness and guarantee indebtedness; (ii) declare or pay dividends, redeem capital stock or make other distributions to stockholders; (iii) make investments and acquire assets; (iv) sell or transfer certain assets; (v) enter into transactions with affiliates; (vi) create liens or use assets as security in other transactions; (vii) enter into sale and leaseback transactions; (viii) merge or consolidate, or sell, transfer, lease or dispose of substantially all of its assets; and (ix) make certain payments on indebtedness. The Indenture also provides for customary events of default.

The description of the Notes and the Indenture contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the Indenture filed as Exhibit 4.1 and incorporated herein by reference.

First Amendment to Revolving Credit and Security Agreement

On July 26, 2012, the Company entered into the First Amendment to the Revolving Credit and Security Agreement (the “First Amendment”), by and among Horsehead, as borrower, the Company, as guarantor, Chestnut Ridge Railroad Corp., as guarantor, the lenders party thereto and PNC Bank, National Association, as agent for the lenders. Horsehead, as borrower, and the Company, as guarantor, originally entered into the Revolving Credit and Security Agreement on September 28, 2011.

The First Amendment permitted the issuance of the Notes and the incurrence of the liens on the collateral that secures the Notes and the ABL Facility. In addition, pursuant to the First Amendment, Horsehead’s existing and future domestic subsidiaries, other than certain excluded subsidiaries, are required to guarantee Horsehead’s obligations under the facility, jointly and severally, on a senior secured basis.

The description of the First Amendment contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the First Amendment filed as Exhibit 10.1 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation

The information set forth under “Indenture” in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The list of exhibits in the Exhibit Index to this report is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on July 30, 2012.

HORSEHEAD HOLDING CORP.

By:	/s/ Robert D. Scherich
Name: Robert D. Scherich
Title: Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of July 26, 2012, among Horsehead Holding Corp., the subsidiary guarantors party thereto and U.S. Bank National Association, as trustee and as collateral agent.

4.2	Form of 10.50% Senior Secured Note due 2017 (included as Exhibit A to Exhibit 4.1).

10.1	First Amendment to Revolving Credit and Security Agreement, dated as of July 26, 2012, by and among Horsehead Corporation, as borrower, Horsehead Holding Corp., as guarantor, Chestnut Ridge Railroad Corp., as guarantor, the financial institutions party thereto and PNC Bank, National Association, as agent for the lenders.